EXHIBIT 32.2

SECTION 906 CERTIFICATION OF

 PRINCIPAL FINANCIAL OFFICER

OF AGENTIX CORP.

In connection with the accompanying Annual Report on Form 10-K of Agentix Corp. for the year ended August 31, 2019, the undersigned, Michael Winterhalter, Chief Financial Officer and Treasurer of Agentix Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended August 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended August 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of Agentix Corp.

Date: November 23, 2020	By:	/s/ Michael Winterhalter
Michael Winterhalter
Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)